Exhibit 99

[WILMINGTON TRUST LOGO] WILMINGTON TRUST News Release	Wilmington Trust Corporation Rodney Square North 1100 North Market Street Wilmington, DE 19890-0001
FOR IMMEDIATE RELEASE
WILMINGTON TRUST ANNOUNCES 2008 THIRD QUARTER RESULTS
Wilmington, Del., October 17, 2008 — Wilmington Trust Corporation (NYSE: WL) reported net income of $22.9 million for the 2008 third quarter, or $0.34 per share (on a diluted basis). Third quarter results were reduced by a $19.7 million securities loss on perpetual preferred stocks issued by the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Mortgage Corporation (Freddie Mac). On an after-tax basis, this charge reduced third quarter net income by $12.5 million, or $0.19 per share (on a diluted basis). The company initially disclosed this loss in a filing with the Securities and Exchange Commission on September 11, 2008.
On an operating basis (excluding the securities loss), net income for the 2008 third quarter was $35.4 million, or $0.53 per share (on a diluted basis). Management believes that operating results present a more relevant measure of ongoing business trends and offer a better basis of comparison with prior periods. The financial statements in this report include a reconciliation of results that include securities losses and impairment charges (reported results) with those that do not (operating results).
“In the face of extraordinary market conditions, we continued to focus on our clients, our business plan, and opportunities for growth, and these efforts were evident in all three of our businesses,” said Ted T. Cecala, Wilmington Trust chairman and chief executive officer. “Compared to the year-ago third quarter, advisory revenue was up 14%, and loan balances were 15% higher, on average. In addition, the net interest margin stabilized, and credit quality remained in line with our historical experience.”
On October 16, 2008, the Board of Directors declared a regular quarterly cash dividend of $0.345 per share. This amount reflects the 3% increase the Board approved in April 2008, which marked the 27th consecutive year that Wilmington Trust has raised its cash dividend. The quarterly dividend will be paid on November 17, 2008, to stockholders of record on November 3, 2008.

Significant factors in 2008 third quarter results
•	On average, $373.1 million of loans were added during the 2008 third quarter, and loan balances were $9.46 billion.

•	Loan growth, plus stability in the net interest margin, generated net interest income that was 7% higher than for the 2008 second quarter.

•	Net charge-offs were lower than for the 2008 second quarter, but the combination of loan growth and higher levels of nonperforming loans caused an increase in the provision for loan losses.

•	Corporate Client Services (CCS) revenue was 46% higher than for the year-ago third quarter, with all components of the business contributing to the growth.

•	Wealth Advisory Services (WAS) revenue was 2% higher than for the year-ago third quarter, and down slightly from the 2008 second quarter, as financial market volatility reduced trust and investment advisory revenue.

•	Affiliate money manager Roxbury Capital Management (RCM) returned to profitability.

•	On a combined basis, advisory fees from CCS, WAS, and the affiliate money managers generated 52% of total net interest and noninterest income for the quarter (excluding securities losses and after amortization and the provision for loan losses), and 30% of pre-tax operating net income.

•	Operating expenses and the number of staff members were higher than for the year-ago third quarter, mainly because the year-ago figures did not reflect the acquisition of AST Capital Trust Company (AST), which added approximately 179 staff members in Phoenix, Arizona, and Wilmington, Delaware.

•	Compared to the 2008 second quarter, operating expenses were 2% higher. Most of this increase was in salaries and primarily reflected the additions of:
•	WAS staff in the family office practice and Boston office.

•	CCS capital markets and retirement services staff.

•	Regional Banking staff in the Maryland, New Jersey, and Pennsylvania markets.
•	All regulatory capital ratios continued to exceed the amounts required by the Federal Reserve Board to be considered a well-capitalized institution.
Corporate Client Services
Capital markets revenue was 17% higher than for the year-ago third quarter, due to demand for services that support tender option bonds, repackaged corporate and municipal debt, and corporate defaults and bankruptcies. This activity was not strong enough to offset the absence of capital markets transactions in the 2008 third quarter, which is why revenue from these services was slightly lower on a linked-quarter basis.

Retirement services revenue reflected the April 2008 acquisition of AST, which assumed the Wilmington Trust name in August 2008. The 2008 third quarter marked the first full quarter of revenue and expenses from this acquisition.
Continued weakness in the capital markets overall also affected entity management revenue, which was up 4% from the year-ago third quarter, but 11% lower than for the 2008 second quarter.
Demand remained high for CCS investment and cash management services. Revenue from these services was up 17% from the year-ago third quarter and 3% from the 2008 second quarter.
The CCS business produced 14% of the company’s total pre-tax operating net income for the 2008 third quarter.
Wealth Advisory Services
Significant volatility in the financial markets masked new business development in WAS. Trust and investment advisory revenue was 3% lower than for the year-ago third quarter, and 2% lower than for the 2008 second quarter. In comparison, at September 30, 2008, the Standard & Poor’s 500 Index was 24% lower than at September 30, 2007, and 9% lower than at June 30, 2008. Management uses the S&P 500 as a benchmark for comparison because its composition mirrors, to a large extent, the mix of equities in client portfolios.
Revenue from planning and other services was 9% higher than for the year-ago third quarter, primarily reflecting demand for family office services. Compared to the 2008 second quarter, planning revenue was unchanged, as new business development was offset by lower revenue from tax services, which typically are highest in the second quarter of each year.
Mutual fund fees were 28% higher than for the year-ago third quarter, and 6% higher than for the 2008 second quarter. The increase resulted mainly from asset inflows in the Wilmington U.S. Government Money Market Fund and the

Wilmington Tax-Exempt Money Market Fund, as some clients opted to place funds in less volatile instruments than equities. Most of Wilmington Trust’s mutual funds are money market funds. Three of these funds — the Wilmington Prime Money Market Fund, the Wilmington U.S. Government Money Market Fund, and the Wilmington Tax-Exempt Money Market Fund — have applied to participate in the new insurance protection available under the U.S. Treasury Department’s Temporary Money Market Guarantee Program. These funds are managed to maintain a stable $1.00 share price. While none has ever slipped from that level, the company’s participation in the voluntary Treasury Department program is designed to offer mutual fund shareholders additional assurance in light of the extraordinary market conditions that prompted the creation of the program. More information about this is available at www.wilmingtontrust.com under Media/Press Releases/October 3.
Regional Banking
•	The Regional Banking business continued to benefit from economic conditions in the mid-Atlantic region, where unemployment rates remained below the U.S. average. Delaware’s unemployment rate for August 2008 (the most recent data available) was 4.9%, compared with the U.S. average of 6.1%. The August unemployment rate was 5.8% for Pennsylvania, 5.9% for New Jersey, and 4.5% for Maryland.

•	Loan balances, on average, were $9.46 billion. This was 15% higher than for the year-ago third quarter, and 4% higher than for the 2008 second quarter.

•	At period-end, loan balances were $9.59 billion, up 15% year-over-year and up 3% from the 2008 second quarter. The Delaware market accounted for approximately 54% of total period-end loans; the Pennsylvania market accounted for approximately 24%; and the Maryland market accounted for approximately 10%.

•	Commercial loan balances were $6.55 billion, on average, for the 2008 third quarter. This was 17% higher than for the year-ago third quarter, and 5% higher than for the 2008 second quarter. At period-end, commercial loan balances were $6.67 billion. The Delaware market accounted for approximately 55% of commercial loans at period-end; the Pennsylvania market accounted for approximately 27%; and the Maryland market accounted for approximately 9%.

•	The largest linked-quarter increase in loan balances (on a dollar-amount basis) was in commercial and industrial loans (recorded as commercial, financial, and agricultural loans). These loans were to clients mainly in the Delaware and Pennsylvania markets, and represented a variety of industry sectors.

•	The increase in commercial mortgages reflected business from clients who, until recent changes in the credit markets, had found more favorable financing terms with specialty mortgage lenders.

•	Consumer loan balances were $1.78 billion, on average, up 16% from the year-ago third quarter and 3% from the 2008 second quarter. Most of this growth was in home equity lines of credit and indirect loans.

Consumer loans, on average (in millions)	2008 Q3	2008 Q2	2007 Q3

Home equity lines of credit	$349.7	$327.2	$298.2

Indirect loans	952.3	889.6	715.8

Credit card loans	67.3	67.4	64.8

Other consumer loans[1]	411.0	445.6	454.2

Total consumer loans	$1,780.3	$1,729.8	$1,533.0

[1]	Includes home equity loans, installment loans, and other types of loans to individuals.
•	On average, core deposits were up 8% from the year-ago third quarter, mainly due to increases in savings deposits generated by WTDirect, the company’s online distribution channel. Compared to the 2008 second quarter, core deposits were slightly higher.
Credit quality in the 2008 third quarter
Compared to the 2008 second quarter, net charge-offs decreased, but nonperforming asset levels increased. The combination of this increase and loan growth, plus risk rating downgrades, caused the provision and reserve for loan losses to increase. The percentage of loans with pass ratings in the internal risk rating analysis remained at 96%.
The provision for loan losses was $19.6 million, up from $18.5 million for the 2008 second quarter. The reserve for loan losses increased to $122.2 million from $113.1 million at June 30, 2008. The loan loss reserve ratio increased 5 basis points from the 2008 second quarter to 1.27%.
Nonaccruing loans were $28.5 million higher than for the 2008 second quarter. Two client relationships accounted for most of this increase. These relationships were with commercial real estate construction clients with single-family housing projects in central and southern Delaware.
Other real estate owned decreased $2.2 million from June 30, 2008, due to the successful disposition of properties in a luxury home development in Montgomery County, Pennsylvania.
Loans past due 90 days or more were $6.9 million higher than for the 2008 second quarter. Approximately $4.9 million of this amount was for a commercial construction/real estate loan to a Maryland-based client.

Total net charge-offs for the 2008 third quarter were $10.5 million, down from $11.8 million for the 2008 second quarter, mainly because there were no commercial real estate/construction charge-offs. There was a $2.0 million increase in commercial, financial, and agricultural loan charge-offs. This increase was associated mainly with one previously nonaccruing loan to a sports equipment retailer.
The net charge-off ratio for the second quarter was 11 basis points, down from 13 basis points for the 2008 second quarter. The year-to-date net charge-off ratio was 30 basis points.
Commercial loan charge-offs are inherently unpredictable, mainly because:
•	Negotiations with commercial borrowers can affect the timing and extent of charge-offs, or avert them altogether.

•	Associated legal proceedings can also affect the timing and extent of charge-offs.
On a percentage basis, the composition of the loan portfolio remained relatively unchanged. Additional disclosures about credit quality appear in the financial statement section of this release.
Net interest margin
The net interest margin was 3.27%, which was 10 basis points higher than for the 2008 second quarter, but 46 basis points lower than for the year-ago third quarter. These changes reflected the company’s asset-sensitivity and the market interest rate environment.
Between late September 2007 and May 2008, the Federal Open Market Committee (FOMC) reduced rates seven times for a total of 325 basis points. With most of the company’s floating rate loans repricing within 30 days of a rate change, loan yields began to reflect the downward pricing adjustments in the 2007 fourth quarter and continued in the first half of 2008.
Most of the corresponding decreases in funding costs did not begin until the 2008 first quarter, however, because funding costs typically take 90 to 120 days to reprice. Funding costs continued to lag loan repricing for most of the second quarter. In the third quarter, as market interest rates remained stable, the disparity between the repricing of loans and the repricing of funding costs narrowed substantially.
The FOMC’s 50-basis-point rate reduction on October 8 will compress the margin. It is difficult to forecast accurately how other aspects of current dislocation within the credit markets, especially the disparity between the federal funds target rate and the 30-day London interbank offered rate (Libor), also might affect the margin. At September 30, 2008, the federal funds target rate was 2.00%, while the 30-day Libor was 3.93%.
The pricing on approximately 40% of Wilmington Trust’s commercial loans is tied to the 30-day Libor. In the near term, upward repricing of these loans will offset some of the margin compression that will be caused by the recent FOMC rate reduction. Eventually, however, higher Libor rates will be a factor in funding costs, which will cause the margin to narrow. The exact path and speed with which Libor adjusts will affect the extent and timing of the effect on the margin.
Should term Libor rates return to their historic relationship with federal fund rates, management expects approximately 7 basis points of margin compression over a 12-month period after all loan and funding repricing has occurred. More information about asset/liability matching and funding sources is in the supplemental information statement in this release.
Common equity offering
On September 22, 2008, Wilmington Trust initiated an at-the-market offering of its common stock. This offering is described in a base prospectus and prospectus supplement filed with the Securities and Exchange Commission on September 22, 2008. These documents are available at www.wilmingtontrust.com/under Investor Relations/SEC Filings.
Under this offering, Wilmington Trust may issue shares for up to an aggregate sales price of $150 million. The proceeds of this offering will be used for general corporate purposes.
Sales of these shares will occur through ordinary brokers’ transactions on the New York Stock Exchange or otherwise at market prices prevailing at the time of the sale, at prices related to the prevailing market prices, at negotiated prices, with Merrill Lynch acting as sales agent. Wilmington Trust and Merrill Lynch will determine jointly, as often as daily, how many shares to sell under this offering and at what price to sell them. Shares will be available under this offering until the aggregate sales price of $150 million is reached, or until Wilmington Trust or Merrill Lynch decide to terminate it.
During the 2008 third quarter, 695,900 shares were issued under this offering. Gross proceeds were $20.8 million, with an average sale price of $29.95 per share. Net of commissions, proceeds totaled $20.4 million, with an average sale price of $29.35 per share.

Investment securities portfolio
Wilmington Trust maintains an investment securities portfolio for its own account to generate cash flow, to help manage interest rate risk, and to provide collateral for deposits and other liabilities. There are no client funds in this portfolio.
At September 30, 2008, the value of the investments in this portfolio was $1.46 billion, which was 4% lower than at June 30, 2008. Two types of investments accounted for most of this decrease:
•	Perpetual preferred stock issued by Fannie Mae and Freddie Mac, which is included in the preferred stock recorded on the balance sheet.

•	Trust-preferred securities (TruPS), which are included in the amount on the balance sheet recorded as other securities.
Fannie Mae and Freddie Mac securities loss
On September 7, 2008, the U.S. government placed Fannie Mae and Freddie Mac into conservatorship. This action triggered impairment testing under U.S. generally accepted accounting principles (GAAP). As a result, management determined that the value of Wilmington Trust’s investments in perpetual preferred stock issued by Fannie Mae and Freddie Mac had declined from $21.1 million at June 30, 2008, to $1.4 million as of September 10, 2008.
Management further determined that this decline, or impairment, was other-than-temporary under GAAP. The $19.7 million decrease was recorded as a securities loss for the 2008 third quarter. This charge did not affect client funds, the company’s ability to pay dividends, or the company’s status as a well-capitalized institution under Federal Reserve Board guidelines.
In addition to the Fannie Mae and Freddie Mac securities, Wilmington Trust’s investment securities portfolio includes perpetual preferred stocks issued by two money center banks and one other company. These stocks are held as available-for-sale. At September 30, 2008, the combined value of all these perpetual preferred stocks was $19.4 million. This represented approximately 1% of Wilmington Trust’s total investment securities portfolio.
Trust-preferred securities
Wilmington Trust’s TruPS portfolio consists of 38 pooled issues and 9 single-issue securities. The single issues are from money center and large regional banks. The pooled instruments consist of securities issued by banks, insurance companies, and other financial institutions. At the time of its initial issue, each pooled security held 5% or less of any single institution. The pooled TruPS generally are secured by over-collateralized or default protection provided by subordinated tranches. All of the TruPS in the portfolio are structured as “payment-in-kind” securities. This means that, should an issuer defer a scheduled interest payment, the principal held by the investor increases by the amount of the deferred payment.
At June 30, 2008, the estimated fair value of the TruPS portfolio was $227.2 million. On July 31, 2008, management changed the accounting treatment for the TruPS portfolio from “available for sale” to “held to maturity,” because the company has the ability and intent to hold these securities until they mature. As of that date, the estimated fair value of these securities was $189.1 million, and the $38.1 million decline in value from June 30, 2008, was recorded on the balance sheet.
As of September 30, 2008, the estimated fair value of the TruPS portfolio was $207.9 million, and there were no other-than-temporary impairments among the securities in this portfolio. No further adjustments for changes in the fair value of TruPS were reflected on the balance sheet, because the TruPS are recorded as held-to-maturity securities.
Conference call
Management will discuss 2008 third quarter results and outlook for the future in a conference call today at 10:00 a.m. (Eastern). Supporting materials, financial statements, and audio streaming will be available at www.wilmingtontrust.com.
To access the call from within the United States and Canada, dial 877-407-8031. Callers outside the United States and Canada should dial 201-689-8031. No passcode is necessary.
A rebroadcast of the conference call will be available from 1:00 p.m. (Eastern) today until 11:59 p.m. (Eastern) on Friday, October 24. To access the rebroadcast from within the United States and Canada, dial 877-660-6853. Callers outside the United States and Canada should dial 201-612-7415. All callers will need to use account # 286 and replay ID # 299744 to access the rebroadcast.

Forward-looking statements
This report contains forward-looking statements that reflect our current expectations about our future performance. These statements rely on a number of assumptions and estimates and are subject to various risks and uncertainties that could cause our actual results to differ from our expectations. Factors that could affect our future financial results include, among other things, changes in national or regional economic conditions; changes in market interest rates; significant changes in banking laws or regulations; increased competition in our businesses; higher-than-expected credit losses; the effects of acquisitions; the effects of integrating acquired entities; a substantial and permanent loss of either client accounts and/or assets under management at Wilmington Trust and/or our affiliate money managers, Cramer Rosenthal McGlynn and Roxbury Capital Management; unanticipated changes in regulatory, judicial, or legislative tax treatment of business transactions; and economic uncertainty created by unrest in other parts of the world.
About Wilmington Trust
Wilmington Trust Corporation (NYSE: WL) is a financial services holding company that provides Regional Banking services throughout the Delaware Valley region, Wealth Advisory Services for high-net-worth clients in 36 countries, and Corporate Client Services for institutional clients in 86 countries. Its wholly owned bank subsidiary, Wilmington Trust Company, which was founded in 1903, is one of the largest personal trust providers in the United States and the leading retail and commercial bank in Delaware. Wilmington Trust Corporation and its affiliates have offices in Arizona, California, Connecticut, Delaware, Florida, Georgia, Maryland, Massachusetts, Minnesota, Nevada, New Jersey, New York, Pennsylvania, South Carolina, Vermont, the Cayman Islands, the Channel Islands, London, Dublin, Frankfurt, and Luxembourg. For more information, visit www.wilmingtontrust.com.
Contacts

Investors and analysts:	News media:
Ellen J. Roberts	Bill Benintende
Investor Relations	Public Relations
(302) 651-8069	(302) 651-8268
eroberts@wilmingtontrust.com	wbenintende@wilmingtontrust.com
# # #

Exhibit 99
WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the nine months ended September 30, 2008
HIGHLIGHTS

	Three Months Ended			Nine Months Ended
	Sept. 30,	Sept. 30,	%	Sept. 30,	Sept. 30,	%
	2008	2007	Change	2008	2007	Change

OPERATING RESULTS (in millions)
Net interest income	$91.1	$94.1	(3.2)	$263.1	$277.7	(5.3)
Provision for loan losses	(19.6)	(8.9)	120.2	(48.0)	(19.0)	152.6
Noninterest income	87.8	94.8	(7.4)	283.7	283.2	0.2
Noninterest expense	123.9	110.8	11.8	427.9	327.2	30.8
Net income	22.9	46.2	(50.4)	44.9	138.0	(67.5)

PER SHARE DATA
Basic net income	$0.34	$0.68	(50.0)	$0.67	$2.02	(66.8)
Diluted net income	0.34	0.67	(49.3)	0.67	1.99	(66.3)
Dividends paid	0.345	0.335	3.0	1.025	0.985	4.1
Book value at period end	15.60	16.23	(3.9)	15.60	16.23	(3.9)
Closing price at period end	28.83	38.90	(25.9)	28.83	38.90	(25.9)
Market range:
High	46.75	42.14	10.9	46.75	44.55	4.9
Low	20.50	36.46	(43.8)	20.50	36.46	(43.8)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	67,231	67,698	(0.7)	67,155	68,206	(1.5)
Diluted	67,269	68,582	(1.9)	67,400	69,222	(2.6)

AVERAGE BALANCE SHEET (in millions)
Investment portfolio	$1,461.7	$1,776.9	(17.7)	$1,601.5	$1,877.5	(14.7)
Loans	9,459.0	8,260.3	14.5	9,062.0	8,163.6	11.0
Earning assets	11,076.0	10,075.0	9.9	10,778.2	10,089.9	6.8
Core deposits	5,430.0	5,045.5	7.6	5,323.1	5,029.1	5.8
Stockholders’ equity	1,021.3	1,087.8	(6.1)	1,088.5	1,090.1	(0.1)

STATISTICS AND RATIOS (net income annualized)
Return on average stockholders’ equity	8.92%	16.85%	(47.1)	5.51%	16.93%	(67.5)
Return on average assets	0.76%	1.67%	(54.5)	0.51%	1.68%	(69.6)
Net interest margin (taxable equivalent)	3.27%	3.73%	(12.3)	3.27%	3.71%	(11.9)
Dividend payout ratio	101.31%	49.35%	105.3	153.67%	48.84%	214.6
Full-time equivalent headcount	2,925	2,658	10.0	2,925	2,658	10.0

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the nine months ended September 30, 2008
QUARTERLY INCOME STATEMENT

	Three Months Ended
						% Change From
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	Prior	Prior
(In millions)	2008	2008	2008	2007	2007	Quarter	Year

NET INTEREST INCOME
Interest income	$152.1	$150.0	$162.4	$177.9	$183.4	1.4	(17.1)
Interest expense	61.0	64.8	75.5	86.8	89.3	(5.9)	(31.7)

Net interest income	91.1	85.2	86.9	91.1	94.1	6.9	(3.2)
Provision for loan losses	(19.6)	(18.5)	(10.0)	(9.2)	(8.9)	5.9	120.2

Net interest income after provision for loan losses	71.5	66.7	76.9	81.9	85.2	7.2	(16.1)

NONINTEREST INCOME
Advisory fees:
Wealth Advisory Services
Trust and investment advisory fees	39.3	40.2	39.2	42.9	40.5	(2.2)	(3.0)
Mutual fund fees	6.8	6.4	6.4	5.9	5.3	6.2	28.3
Planning and other services	11.2	11.2	10.1	10.3	10.3	—	8.7

Total Wealth Advisory Services	57.3	57.8	55.7	59.1	56.1	(0.9)	2.1

Corporate Client Services
Capital markets services	11.9	12.2	11.6	11.4	10.2	(2.5)	16.7
Entity management services	7.7	8.6	7.9	8.1	7.4	(10.5)	4.1
Retirement services	11.3	7.5	3.2	3.3	3.0	50.7	276.7
Investment/cash management services	3.5	3.4	3.3	3.4	3.0	2.9	16.7

Total Corporate Client Services	34.4	31.7	26.0	26.2	23.6	8.5	45.8

Cramer Rosenthal McGlynn	3.8	5.5	4.0	5.5	4.2	(30.9)	(9.5)
Roxbury Capital Management	0.4	(1.1)	0.3	0.4	0.4	—	—

Advisory fees	95.9	93.9	86.0	91.2	84.3	2.1	13.8
Amortization of affiliate intangibles	(2.2)	(2.0)	(1.2)	(1.3)	(1.2)	10.0	83.3

Advisory fees after amortization of affiliate intangibles	93.7	91.9	84.8	89.9	83.1	2.0	12.8

Service charges on deposit accounts	7.7	7.5	7.6	7.3	7.2	2.7	6.9
Other noninterest income	6.1	6.3	10.4	5.3	4.7	(3.2)	29.8
Securities gains/(losses)	(19.7)	(12.5)	—	0.2	(0.2)	(57.6)	N/M

Total noninterest income	87.8	93.2	102.8	102.7	94.8	(5.8)	(7.4)

Net interest and noninterest income	159.3	159.9	179.7	184.6	180.0	(0.4)	(11.5)

NONINTEREST EXPENSE
Salaries and wages	50.6	48.3	45.7	45.0	44.1	4.8	14.7
Incentives and bonuses	11.8	13.2	14.5	11.5	10.0	(10.6)	18.0
Employment benefits	12.8	12.4	14.3	12.0	12.7	3.2	0.8
Net occupancy	7.9	8.0	7.5	7.4	7.3	(1.3)	8.2
Furniture, equipment, and supplies	11.7	10.3	9.8	9.7	10.0	13.6	17.0
Other noninterest expense:
Advertising and contributions	2.6	3.0	2.1	3.2	2.0	(13.3)	30.0
Servicing and consulting fees	2.9	3.2	2.5	3.4	2.6	(9.4)	11.5
Subadvisor expense	4.7	3.5	2.7	2.8	2.7	34.3	74.1
Travel, entertainment, and training	3.2	2.9	2.4	3.3	2.8	10.3	14.3
Originating and processing fees	2.8	2.6	2.4	2.9	2.8	7.7	—
Other expense	12.9	14.2	11.6	15.7	13.8	(9.2)	(6.5)

Total other noninterest expense	29.1	29.4	23.7	31.3	26.7	(1.0)	9.0

Total noninterest expense before impairmemt	123.9	121.6	115.5	116.9	110.8	1.9	11.8
Impairment write-down	—	66.9	—	—	—	(100.0)	—

Total noninterest expense	123.9	188.5	115.5	116.9	110.8	(34.3)	11.8

Income before income taxes and minority interest	35.4	(28.6)	64.2	67.7	69.2	—	(48.8)
Applicable income taxes	12.3	(9.3)	22.7	23.6	22.9	—	(46.3)

Net income before minority interest	23.1	(19.3)	41.5	44.1	46.3	—	(50.1)
Minority interest	0.2	0.2	0.1	0.1	0.1	—	100.0

Net income	$22.9	$(19.5)	$41.4	$44.0	$46.2	—	(50.4)

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the nine months ended September 30, 2008
YEAR-TO-DATE INCOME STATEMENT

	Nine Months Ended
	Sept. 30,	Sept. 30,	%
(In millions)	2008	2007	Change

NET INTEREST INCOME
Interest income	$464.3	$544.2	(14.7)
Interest expense	201.2	266.5	(24.5)

Net interest income	263.1	277.7	(5.3)
Provision for loan losses	(48.0)	(19.0)	152.6

Net interest income after provision for loan losses	215.1	258.7	(16.9)

NONINTEREST INCOME
Advisory fees:
Wealth Advisory Services
Trust and investment advisory fees	118.7	115.8	2.5
Mutual fund fees	19.6	15.4	27.3
Planning and other services	32.5	29.8	9.1

Total Wealth Advisory Services	170.8	161.0	6.1

Corporate Client Services
Capital markets services	35.6	31.5	13.0
Entity management services	24.2	21.9	10.5
Retirement services	22.0	9.6	129.2
Investment/cash management services	10.3	9.4	9.6

Total Corporate Client Services	92.1	72.4	27.2

Cramer Rosenthal McGlynn	13.3	15.2	(12.5)
Roxbury Capital Management	(0.4)	0.7	—

Advisory fees	275.8	249.3	10.6
Amortization of affiliate intangibles	(5.4)	(3.4)	58.8

Advisory fees after amortization of affiliate intangibles	270.4	245.9	10.0

Service charges on deposit accounts	22.7	21.0	8.1
Other noninterest income	22.8	16.4	39.0
Securities gains/(losses)	(32.2)	(0.1)	N/M

Total noninterest income	283.7	283.2	0.2

Net interest and noninterest income	498.8	541.9	(8.0)

NONINTEREST EXPENSE
Salaries and wages	144.6	127.7	13.2
Incentives and bonuses	39.5	35.4	11.6
Employment benefits	39.5	38.9	1.5
Net occupancy	23.5	20.9	12.4
Furniture, equipment, and supplies	31.6	29.5	7.1
Other noninterest expense:
Advertising and contributions	7.7	7.5	2.7
Servicing and consulting fees	8.7	7.8	11.5
Subadvisor expense	10.8	7.7	40.3
Travel, entertainment, and training	8.5	7.4	14.9
Originating and processing fees	7.8	8.0	(2.5)
Other expense	38.8	36.4	6.6

Total other noninterest expense	82.3	74.8	10.0

Total noninterest expense before impairment	361.0	327.2	10.3
Impairment write-down	66.9	—	—

Total noninterest expense	427.9	327.2	30.8

Income before income taxes and minority interest	70.9	214.7	(67.0)
Applicable income taxes	25.5	75.9	(66.4)

Net income before minority interest	45.4	138.8	(67.3)
Minority interest	0.5	0.8	(37.5)

Net income	$44.9	$138.0	(67.5)

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the nine months ended September 30, 2008
COMPARISON OF RESULTS WITH AND WITHOUT THE IMPAIRMENT WRITE-DOWN

	Three months ended September 30, 2008			Nine months ended September 30, 2008
	With	Without		With	Without
	impairment	impairment	Impairment	impairment	impairment	Impairment
OPERATING RESULTS (in millions)
Net interest income	$91.1	$91.1	$—	$263.1	$263.1	$—
Provision for loan losses	(19.6)	(19.6)	—	(48.0)	(48.0)	—
Noninterest income	87.8	107.5	(19.7)	283.7	316.0	(32.3)
Noninterest expense	123.9	123.9	—	427.9	361.0	66.9

Income before taxes and minority interest	35.4	55.1	(19.7)	70.9	170.1	(99.2)
Applicable income taxes	12.3	19.5	(7.2)	25.5	60.8	(35.3)

Net income before minority interest	23.1	35.6	(12.5)	45.4	109.3	(63.9)
Minority interest	0.2	0.2	—	0.5	0.5	—

Net income	$22.9	$35.4	$(12.5)	$44.9	$108.8	$(63.9)

PER SHARE DATA
Diluted shares outstanding (in millions)	67.3	67.3	—	67.4	67.4	—
Per-share earnings	$0.34	$0.53	$(0.19)	$0.67	$1.62	$(0.95)

STATISTICS AND RATIOS (dollars in millions)
Total assets, on average	$12,043.5	$12,104.5	$(61.0)	$11,745.1	$11,768.5	$(23.4)
Stockholders’ equity, on average	1,021.3	1,064.6	(43.3)	1,088.5	1,104.9	(16.4)
Return on average assets	0.76%	1.16%	(0.40)%	0.51%	1.23%	(0.72)%
Return on equity	8.92%	13.23%	(4.31)%	5.51%	13.15%	(7.64)%

Net interest before provision and noninterest income	$178.9	$198.6	$(19.7)	$546.8	$579.1	$(32.3)
Tax equivalent interest income	0.6	0.6	—	2.2	2.2	—

	$179.5	$199.2	$(19.7)	$549.0	$581.3	$(32.3)
Noninterest expense	$123.9	$123.9	$—	$427.9	$361.0	$66.9

Efficiency ratio	69.03%	62.20%	6.83%	77.94%	62.10%	15.84%

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the nine months ended September 30, 2008
STATEMENT OF CONDITION

						% Change From
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	Prior	Prior
(In millions)	2008	2008	2008	2007	2007	Quarter	Year

ASSETS
Cash and due from banks	$231.1	$249.3	$291.0	$260.5	$286.3	(7.3)	(19.3)

Interest-bearing deposits in other banks	80.1	167.8	3.7	4.4	2.9	(52.3)	N/M

Federal funds sold and securities purchased under agreements to resell	—	110.7	264.6	129.6	13.6	(100.0)	(100.0)

Investment securities:
U.S. Treasury	91.2	48.6	56.8	60.2	101.9	87.7	(10.5)
Government agencies	453.5	473.5	473.9	647.0	701.4	(4.2)	(35.3)
Obligations of state and political subdivisions	7.0	7.3	7.3	17.8	18.5	(4.1)	(62.2)
Preferred stock	19.4	41.7	43.3	44.9	62.6	(53.5)	(69.0)
Mortgage-backed securities	673.6	702.7	740.1	730.6	581.9	(4.1)	15.8
Other securities	215.3	252.8	307.5	346.3	365.0	(14.8)	(41.0)

Total investment securities	1,460.0	1,526.6	1,628.9	1,846.8	1,831.3	(4.4)	(20.3)

FHLB and FRB stock, at cost	16.4	22.4	22.8	22.4	20.1	(26.8)	(18.4)

Loans:
Commercial, financial, and agricultural	2,965.2	2,808.6	2,654.4	2,594.9	2,529.0	5.6	17.2
Real estate — construction	1,908.7	1,847.0	1,809.7	1,780.4	1,759.9	3.3	8.5
Mortgage — commercial	1,800.7	1,704.0	1,593.8	1,463.4	1,388.8	5.7	29.7

Total commercial loans	6,674.6	6,359.6	6,057.9	5,838.7	5,677.7	5.0	17.6

Mortgage — residential	562.9	561.1	559.6	562.0	566.3	0.3	(0.6)
Consumer	1,782.9	1,790.3	1,679.5	1,571.6	1,546.0	(0.4)	15.3
Secured with liquid collateral	564.6	569.4	500.4	503.5	546.5	(0.8)	3.3

Total retail loans	2,910.4	2,920.8	2,739.5	2,637.1	2,658.8	(0.4)	9.5

Total loans net of unearned income	9,585.0	9,280.4	8,797.4	8,475.8	8,336.5	3.3	15.0
Reserve for loan losses	(122.2)	(113.1)	(106.4)	(101.1)	(101.6)	8.0	20.3

Net loans	9,462.8	9,167.3	8,691.0	8,374.7	8,234.9	3.2	14.9

Premises and equipment	152.1	154.1	153.2	152.1	148.9	(1.3)	2.1
Goodwill	343.3	345.2	332.4	330.0	329.0	(0.6)	4.3
Other intangibles	47.3	49.7	37.0	38.3	38.7	(4.8)	22.2
Other assets	341.0	340.2	279.1	326.9	281.4	0.2	21.2

Total assets	$12,134.1	$12,133.3	$11,703.7	$11,485.7	$11,187.1	—	8.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$879.6	$994.5	$778.6	$966.2	$827.8	(11.6)	6.3
Interest-bearing:
Savings	799.6	798.9	780.2	659.8	580.1	0.1	37.8
Interest-bearing demand	2,594.4	2,692.3	2,502.6	2,471.8	2,346.7	(3.6)	10.6
Certificates under $100,000	998.1	977.6	1,012.0	1,011.4	1,002.4	2.1	(0.4)
Local certificates $100,000 and over	267.8	278.0	316.1	356.3	389.6	(3.7)	(31.3)

Total core deposits	5,539.5	5,741.3	5,389.5	5,465.5	5,146.6	(3.5)	7.6
National certificates $100,000 and over	3,101.7	2,874.4	2,676.5	2,392.0	2,353.1	7.9	31.8

Total deposits	8,641.2	8,615.7	8,066.0	7,857.5	7,499.7	0.3	15.2

Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	1,745.4	1,695.4	1,777.2	1,775.3	1,915.5	2.9	(8.9)
U.S. Treasury demand	7.5	70.3	62.5	77.3	40.9	(89.3)	(81.7)
Line of credit and other debt	20.0	10.0	134.9	139.5	134.0	100.0	(85.1)

Total short-term borrowings	1,772.9	1,775.7	1,974.6	1,992.1	2,090.4	(0.2)	(15.2)

Other liabilities	189.4	207.5	250.9	247.9	231.4	(8.7)	(18.2)
Long-term debt	468.3	467.8	268.5	267.8	267.5	0.1	75.1

Total liabilities	11,071.8	11,066.7	10,560.0	10,365.3	10,089.0	—	9.7

Minority interest	0.2	0.2	0.2	0.1	0.1	—	100.0
Stockholders’ equity	1,062.1	1,066.4	1,143.5	1,120.3	1,098.0	(0.4)	(3.3)

Total liabilities and stockholders’ equity	$12,134.1	$12,133.3	$11,703.7	$11,485.7	$11,187.1	—	8.5

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the nine months ended September 30, 2008
AVERAGE STATEMENT OF CONDITION

	2008	2008	2008	2007	2007	% Change From
	Third	Second	First	Fourth	Third	Prior	Prior
(In millions)	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Year

ASSETS
Cash and due from banks	$221.5	$251.7	$216.9	$209.6	$208.1	(12.0)	6.4

Interest-bearing deposits in other banks	101.7	63.1	3.4	3.7	4.1	61.2	N/M

Federal funds sold and securities purchased under agreements to resell	32.9	38.0	35.1	28.2	23.2	(13.4)	41.8

Investment securities:
U.S. Treasury	50.4	50.9	60.5	80.5	103.3	(1.0)	(51.2)
Government agencies	459.8	497.5	553.2	619.5	631.4	(7.6)	(27.2)
Obligations of state and political subdivisions	7.1	7.3	14.3	18.2	18.7	(2.7)	(62.0)
Preferred stock	32.9	44.8	46.0	49.0	62.5	(26.6)	(47.4)
Mortgage-backed securities	684.1	725.2	734.4	697.0	590.4	(5.7)	15.9
Other securities	227.4	272.8	337.5	359.4	370.6	(16.6)	(38.6)

Total investment securities	1,461.7	1,598.5	1,745.9	1,823.6	1,776.9	(8.6)	(17.7)

FHLB and FRB stock, at cost	20.7	26.5	22.4	23.2	10.5	(21.9)	97.1

Loans:
Commercial, financial, and agricultural	2,915.8	2,765.4	2,602.1	2,521.5	2,454.9	5.4	18.8
Real estate — construction	1,877.8	1,837.1	1,804.9	1,790.2	1,769.2	2.2	6.1
Mortgage — commercial	1,757.9	1,654.1	1,528.2	1,423.5	1,387.3	6.3	26.7

Total commercial loans	6,551.5	6,256.6	5,935.2	5,735.2	5,611.4	4.7	16.8

Mortgage — residential	560.9	560.5	562.8	564.5	564.4	0.1	(0.6)
Consumer	1,780.3	1,729.8	1,653.1	1,556.5	1,533.0	2.9	16.1
Secured with liquid collateral	566.3	539.0	485.7	499.5	551.5	5.1	2.7

Total retail loans	2,907.5	2,829.3	2,701.6	2,620.5	2,648.9	2.8	9.8

Total loans net of unearned income	9,459.0	9,085.9	8,636.8	8,355.7	8,260.3	4.1	14.5
Reserve for loan losses	(111.0)	(104.1)	(99.8)	(99.4)	(95.8)	6.6	15.9

Net loans	9,348.0	8,981.8	8,537.0	8,256.3	8,164.5	4.1	14.5

Premises and equipment	153.5	154.4	152.9	150.9	148.5	(0.6)	3.4
Goodwill	345.5	393.1	329.9	329.1	328.3	(12.1)	5.2
Other intangibles	48.7	36.8	37.7	38.2	39.4	32.3	23.6
Other assets	309.3	281.5	282.0	263.2	259.8	9.9	19.1

Total assets	$12,043.5	$11,825.4	$11,363.2	$11,126.0	$10,963.3	1.8	9.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$838.8	$870.2	$726.4	$723.5	$714.9	(3.6)	17.3
Interest-bearing:
Savings	807.8	795.2	714.8	627.3	540.9	1.6	49.3
Interest-bearing demand	2,511.7	2,417.0	2,368.2	2,347.6	2,405.8	3.9	4.4
Certificates under $100,000	979.8	988.2	1,016.0	1,005.4	1,007.7	(0.9)	(2.8)
Local certificates $100,000 and over	291.9	306.9	335.3	390.7	376.2	(4.9)	(22.4)

Total core deposits	5,430.0	5,377.5	5,160.7	5,094.5	5,045.5	1.0	7.6
National certificates $100,000 and over	3,197.1	2,719.2	2,770.5	2,369.1	2,817.9	17.6	13.5

Total deposits	8,627.1	8,096.7	7,931.2	7,463.6	7,863.4	6.6	9.7

Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	1,686.1	1,847.9	1,625.6	1,907.4	1,370.4	(8.8)	23.0
U.S. Treasury demand	7.6	11.6	12.8	12.3	11.0	(34.5)	(30.9)
Line of credit and other debt	11.9	50.1	136.3	136.8	139.9	(76.2)	(91.5)

Total short-term borrowings	1,705.6	1,909.6	1,774.7	2,056.5	1,521.3	(10.7)	12.1

Other liabilities	221.3	232.1	263.5	244.4	223.4	(4.7)	(0.9)
Long-term debt	468.0	467.4	268.2	267.7	267.2	0.1	75.1

Total liabilities	11,022.0	10,705.8	10,237.6	10,032.2	9,875.3	3.0	11.6

Minority interest	0.2	0.2	0.1	0.1	0.2	—	—
Stockholders’ equity	1,021.3	1,119.4	1,125.5	1,093.7	1,087.8	(8.8)	(6.1)

Total liabilities and stockholders’ equity	$12,043.5	$11,825.4	$11,363.2	$11,126.0	$10,963.3	1.8	9.9

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the nine months ended September 30, 2008
YIELDS AND RATES

	2008	2008	2008	2007	2007
	Third	Second	First	Fourth	Third
YIELDS/RATES (tax-equivalent basis)	Quarter	Quarter	Quarter	Quarter	Quarter

EARNING ASSETS:
Interest-bearing time deposits in other banks	1.93%	2.09%	6.33%	8.08%	4.95%
Federal funds sold and securities purchased under agreements to resell	2.57	2.01	3.15	4.18	6.60

Total investment securities	4.70	4.69	4.95	5.03	4.95

FHLB and FRB stock, at cost	3.74	3.00	5.38	2.29	3.38

Commercial, financial, and agricultural	5.69	5.94	6.64	7.39	7.91
Real estate — construction	5.26	5.38	6.53	7.82	8.41
Mortgage — commercial	5.71	5.87	6.72	7.64	8.04
Total commercial loans	5.57	5.76	6.63	7.59	8.10

Mortgage — residential	5.64	5.83	5.82	5.80	5.74
Consumer	6.28	6.34	6.92	7.33	7.48
Secured with liquid collateral	4.00	4.09	5.27	6.51	6.88
Total retail loans	5.71	5.81	6.40	6.84	6.98

Total loans	5.61	5.77	6.56	7.36	7.74

Total earning assets	5.44	5.56	6.27	6.92	7.23

FUNDS USED TO SUPPORT EARNING ASSETS:

Core deposits
Savings	2.21	2.17	2.65	2.92	2.63
Interest-bearing demand	0.70	0.75	1.05	1.26	1.45
Certificates under $100,000	3.08	3.64	4.18	4.27	4.23
Local certificates $100,000 and over	3.08	3.82	4.44	4.85	4.78
Core interest-bearing deposits	1.62	1.85	2.28	2.51	2.54

National certificates $100,000 and over	3.05	3.53	4.44	5.23	5.41

Total interest-bearing deposits	2.21	2.48	3.11	3.46	3.67

Short-term borrowings	2.21	2.47	3.53	4.64	5.00

Long-term debt	7.07	7.25	6.29	5.78	6.02

Total interest-bearing liabilities	2.44	2.71	3.28	3.80	3.97

Total funds used to support earning assets	2.17	2.39	2.90	3.36	3.50

Net interest margin (tax-equivalent basis)	3.27	3.17	3.37	3.56	3.73

Year-to-date net interest margin	3.27	3.27	3.37	3.67	3.71

Prime rate	5.00	5.08	6.27	7.58	8.18

Tax-equivalent net interest income (in millions)	$91.7	$86.0	$87.7	$92.0	$95.1

Average earning assets at historical cost	$11,166.1	$10,896.5	$10,468.0	$10,258.9	$10,113.9
Average fair valuation adjustment on investment securities available for sale	(90.1)	(84.5)	(24.4)	(24.5)	(38.9)

Average earning assets	$11,076.0	$10,812.0	$10,443.6	$10,234.4	$10,075.0

Average rates are calculated using average balances based on historical cost and do not reflect fair valuation adjustments.

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the nine months ended September 30, 2008
CREDIT QUALITY

	Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(Dollars in millions)	2008	2008	2008	2007	2007

NONPERFORMING ASSETS AT PERIOD-END
Nonaccruing loans:
Commercial, financial, and agricultural	$28.4	$27.0	$25.6	$23.8	$12.1
Commercial real estate — construction	41.0	22.6	9.9	9.9	21.2
Commercial mortgage	8.6	8.1	8.2	7.1	8.7
Consumer and other retail	22.1	13.9	9.7	7.0	12.1

Total nonaccruing loans	100.1	71.6	53.4	47.8	54.1
Renegotiated loans	0.1	0.2	24.1	23.7	19.2

Total nonaccruing loans and renegotiated loans	100.2	71.8	77.5	71.5	73.3
Other real estate owned (OREO)	14.5	16.7	0.2	9.1	0.2

Total nonperforming loans	114.7	88.5	77.7	80.6	73.5

Loans past due 90 days or more:
Commercial, financial, and agricultural	6.5	6.1	3.7	2.4	9.4
Commercial real estate — construction	5.2	0.6	0.3	0.7	0.7
Commercial mortgage	2.1	1.3	—	1.3	1.1
Consumer and other retail	14.9	13.8	10.6	9.3	5.8

Total loans past due 90 days or more	28.7	21.8	14.6	13.7	17.0

NET CHARGE-OFFS
Loans charged off:
Commercial, financial, and agricultural	$4.9	$2.9	$0.7	$1.3	$0.6
Commercial real estate — construction	—	5.2	0.3	2.3	0.6
Commercial mortgage	1.0	0.1	—	1.2	0.1
Consumer and other retail	5.8	6.0	5.4	6.7	5.5

Total loans charged off	11.7	14.2	6.4	11.5	6.8
Recoveries on loans previously charged off:
Commercial, financial, and agricultural	0.2	0.2	0.1	—	0.2
Commercial real estate — construction	—	—	—	—	—
Commercial mortgage	—	0.8	—	—	—
Consumer and other retail	1.0	1.4	1.6	1.8	1.8

Total recoveries	1.2	2.4	1.7	1.8	2.0

Net loans charged off	10.5	11.8	4.7	9.7	4.8

RATIOS
Period-end reserve to loans	1.27%	1.22%	1.21%	1.19%	1.22%
Period-end non-performing assets to loans	1.20	0.95	0.88	0.95	0.88
Period-end loans past due 90 days to total loans	0.30	0.23	0.17	0.16	0.20
Quarterly net charge-offs to average loans (not annualized)	0.11	0.13	0.05	0.12	0.06
Year-to-date net charge-offs to average loans	0.30	0.19	0.05	0.26	0.14

INTERNAL RISK RATING
Pass	96.08%	96.28%	95.62%	96.03%	96.01%
Watchlisted	2.25	2.29	2.98	2.69	2.62
Substandard	1.66	1.42	1.39	1.27	1.36
Doubtful	0.01	0.01	0.01	0.01	0.01

LOAN PORTFOLIO COMPOSITION
Commercial, financial, and agricultural	31%	30%	30%	31%	30%
Commercial real estate — construction	20	20	21	21	21
Commercial mortgage	19	18	18	17	17
Residential mortgage	6	6	6	6	7
Consumer	18	20	19	19	18
Secured by liquid collateral	6	6	6	6	7

COMMERCIAL REAL ESTATE — CONSTRUCTION DETAIL
Project type:
Residential real estate construction	52%	53%	53%	52%	54%
Land development	22	22	21	21	19
Retail and office	14	13	13	14	13
Owner-occupied	3	4	5	5	6
Multi-family	2	2	2	2	2
Other	7	6	6	6	6
Geographic location:
Delaware	61%	61%	61%	61%	59%
Pennsylvania	23	24	25	25	27
Maryland	6	6	6	7	7
New Jersey	7	6	5	4	4
Other	3	3	3	3	3

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the nine months ended September 30, 2008
SUPPLEMENTAL INFORMATION

	Three Months Ended
						% Change From:
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	Prior	Prior
	2008	2008	2008	2007	2007	Quarter	Year

NET INCOME
Net income per share
Basic	$0.34	$(0.29)	$0.62	$0.66	$0.68	—	(50.0)
Diluted	0.34	(0.29)	0.62	0.65	0.67	—	(49.3)
Weighted average shares outstanding (in thousands)
Basic	67,231	67,167	67,067	67,174	67,698
Diluted	67,269	67,167	67,338	67,749	68,582
Net income as a percentage of:
Average assets	0.76%	(0.66)%	1.47%	1.57%	1.67%
Average stockholders’ equity	8.92	(7.01)	14.79	15.96	16.85

ASSETS UNDER MANAGEMENT * (in billions)
Wilmington Trust	$37.1	$38.4	$35.0	$35.9	$34.5	(3.4)	7.5
Roxbury Capital Management	1.9	2.1	2.1	2.5	2.8	(9.5)	(32.1)
Cramer Rosenthal McGlynn	10.1	11.2	10.9	11.4	11.8	(9.8)	(14.4)

Combined assets under management	$49.1	$51.7	$48.0	$49.8	$49.1	(5.0)	—

* Assets under management include estimates for values associated with certain assets that lack readily ascertainable values, such as limited partnership interests.

ASSETS UNDER ADMINISTRATION ** (in billions)
Wilmington Trust	$139.9	$146.6	$120.7	$124.3	$121.6	(4.6)	15.0

** Includes Wilmington Trust assets under management

INVESTMENT MIX OF ASSETS MANAGED BY WILMINGTON TRUST
Equities	41%	44%	45%	47%	49%
Fixed income	26	24	22	23	23
Other	33	32	33	30	28

CAPITAL (in millions, except per share amounts)
Average stockholders’ equity	$1,021.3	$1,119.4	$1,125.5	$1,093.7	$1,087.8	(8.8)	(6.1)
Period-end primary capital	1,184.3	1,179.5	1,249.9	1,221.4	1,199.6	0.4	(1.3)
Per share:
Book value	15.60	15.85	16.99	16.70	16.23	(1.6)	(3.9)
Quarterly dividends declared	0.345	0.345	0.335	0.335	0.335	—	3.0
Year-to-date dividends declared	1.025	0.68	0.335	1.32	0.985
Average stockholders’ equity to assets	8.48%	9.47%	9.90%	9.83%	9.92%
Total risk-based capital ratio	11.24	11.14	11.17	11.21	11.54
Tier 1 risk-based capital ratio	6.77	6.74	7.73	7.73	7.96
Tier 1 leverage capital ratio	6.52	6.45	7.23	7.18	7.31

INVESTMENT SECURITIES PORTFOLIO
Average life (in years)	6.13	6.16	4.47	4.45	4.66
Average duration	1.84	2.58	1.90	1.97	1.85
Percentage invested in fixed rate instruments	85%	83%	81%	82%	81%

FUNDING (on average)
Percentage from core deposits	53%	54%	53%	54%	54%
Percentage from national funding	31	27	29	25	30
Percentage from short-term borrowings	16	19	18	21	16

ASSET — LIABILITY MATCHING
As a percentage of total balances at period-end:
Loans outstanding with floating rates	73%	72%	71%	71%	71%
Commercial loans with floating rates	88	87	86	85	86
Commercial loans tied to a prime rate	54	56	58	59	60
Commercial loans tied to the 30-day LIBOR	40	38	35	36	35

National CDs and short-term borrowings maturing in 90 days or less	95%	92%	83%	75%	78%

FULL-TIME EQUIVALENT HEADCOUNT
Full-time equivalent headcount	2,925	2,879	2,704	2,672	2,658

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the nine months ended September 30, 2008
QUARTERLY BUSINESS SEGMENT REPORT

	Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(In millions)	2008	2008	2008	2007	2007

REGIONAL BANKING
Net interest income	$85.6	$80.8	$80.2	$84.3	$87.6
Provision for loan losses	(18.0)	(17.1)	(9.3)	(7.0)	(7.8)
Noninterest income	14.0	13.9	18.0	13.2	12.1
Noninterest expense	42.9	41.9	41.5	45.3	42.6

Income before taxes & minority interest	38.7	35.7	47.4	45.2	49.3

Regional Banking efficiency ratio	42.86%	43.87%	41.92%	46.04%	42.35%

WEALTH ADVISORY SERVICES
Net interest income	$4.9	$5.2	$6.1	$6.4	$6.3
Provision for loan losses	(1.6)	(1.4)	(0.7)	(2.2)	(1.1)
Noninterest income	53.8	54.7	52.8	56.1	53.2
Noninterest expense	50.5	50.9	50.8	48.9	46.5

Income before taxes & minority interest	6.6	7.6	7.4	11.4	11.9

Wealth Advisory Services efficiency ratio	86.03%	84.97%	86.25%	78.24%	78.02%

CORPORATE CLIENT SERVICES
Net interest income	$2.4	$1.8	$3.0	$3.3	$3.2
Provision for loan losses	—	—	—	—	—
Noninterest income	35.7	33.0	28.0	27.7	25.1
Noninterest expense	30.5	28.8	23.2	22.7	21.7

Income before taxes & minority interest	7.6	6.0	7.8	8.3	6.6

Corporate Client Services efficiency ratio	79.84%	82.76%	74.84%	73.23%	76.68%

AFFILIATE MANAGERS *
Net interest income	$(1.8)	$(2.6)	$(2.4)	$(2.9)	$(3.0)
Provision for loan losses	—	—	—	—	—
Noninterest income	4.0	4.2	4.0	5.7	4.4
Noninterest expense	—	—	—	—	—

Income before taxes & minority interest	2.2	1.6	1.6	2.8	1.4

TOTAL WILMINGTON TRUST CORPORATION
Net interest income	$91.1	$85.2	$86.9	$91.1	$94.1
Provision for loan losses	(19.6)	(18.5)	(10.0)	(9.2)	(8.9)
Noninterest income	107.5	105.8	102.8	102.7	94.8
Noninterest expense	123.9	121.6	115.5	116.9	110.8

Income before taxes & minority interest	$55.1	$50.9	$64.2	$67.7	$69.2

Investment securities impairment charge	$(19.7)	$(12.6)	$—	$—	$—
Roxbury Capital Management impairment charge	—	(66.9)	—	—	—

Reported income before taxes & minority interest	$35.4	$(28.6)	$64.2	$67.7	$69.2

Corporation efficiency ratio	69.03%	105.19%	60.63%	60.04%	58.35%

*	Affiliate managers comprise Cramer Rosenthal McGlynn and Roxbury Capital Management.
Segment data for prior periods may differ from previously published figures due to changes in reporting methodology and/or organizational structure.

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the nine months ended September 30, 2008
YEAR-TO-DATE BUSINESS SEGMENT REPORT

	Nine Months Ended
	Sept. 30,	Sept. 30,	$	%
(In millions)	2008	2007	Change	Change

REGIONAL BANKING
Net interest income	$246.5	$257.8	$(11.3)	(4.4)
Provision for loan losses	(44.4)	(17.5)	26.9	153.7
Noninterest income	45.8	38.2	7.6	19.9
Noninterest expense	126.2	124.6	1.6	1.3

Income before taxes & minority interest	121.7	153.9	(32.2)	(20.9)

Regional Banking efficiency ratio	42.88%	41.71%

WEALTH ADVISORY SERVICES
Net interest income	$16.1	$18.7	$(2.6)	(13.9)
Provision for loan losses	(3.6)	(1.5)	2.1	140.0
Noninterest income	161.3	153.5	7.8	5.1
Noninterest expense	152.2	139.3	12.9	9.3

Income before taxes & minority interest	21.6	31.4	(9.8)	(31.2)

Wealth Advisory Services efficiency ratio	85.75%	80.80%

CORPORATE CLIENT SERVICES
Net interest income	$7.2	$10.4	$(3.2)	(30.8)
Provision for loan losses	—	—	—	—
Noninterest income	96.7	76.3	20.4	26.7
Noninterest expense	82.6	63.3	19.3	30.5

Income before taxes & minority interest	21.3	23.4	(2.1)	(9.0)

Corporate Client Services efficiency ratio	79.42%	72.93%

AFFILIATE MANAGERS *
Net interest income	$(6.7)	$(9.2)	$2.5	27.2
Provision for loan losses	—	—	—	—
Noninterest income	12.2	15.2	(3.0)	(19.7)
Noninterest expense	—	—	—	—

Income before taxes & minority interest	5.5	6.0	(0.5)	(8.3)

TOTAL WILMINGTON TRUST CORPORATION
Net interest income	$263.1	$277.7	$(14.6)	(5.3)
Provision for loan losses	(48.0)	(19.0)	29.0	152.6
Noninterest income	316.0	283.2	32.8	11.6
Noninterest expense	361.0	327.2	33.8	10.3

Income before taxes & minority interest	$170.1	$214.7	$(44.6)	(20.8)

Investment securities impairment charge	$(32.3)	$—	(32.3)	—
Roxbury Capital Management impairment charge	(66.9)	—	(66.9)	—

Reported income before taxes & minority interest	$70.9	$214.7	(143.8)	(67.0)

Corporation efficiency ratio	77.94%	58.02%

*	Affiliate managers comprise Cramer Rosenthal McGlynn and Roxbury Capital Management.
Segment data for prior periods may differ from previously published figures due to changes in reporting methodology and/or organizational structure.